                         CERTIFICATE OF DESIGNATION, PREFERENCES
                                      AND RIGHTS OF
                                 SERIES B PREFERRED STOCK
                                           OF
                           APPLIED DATA COMMUNICATIONS, INC.,
                                 a Delaware corporation


                   (Pursuant to Section 151 of the General Corporation
                               Law of the State of Delaware)



     Applied Data Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in
Article 4 of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock designated as Series B Preferred
Stock:

     RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be, and hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

     BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred
Stock, $.01 par value per share, of the Corporation, to be designated
"Series B Preferred Stock" (hereinafter referred to as the "Series B Preferred Stock"), consisting of 200,000 shares, and to the extent that the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series B Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such voting powers, designations, preferences, limitations, restrictions and relative rights as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

     1. Designation and Amount. The shares of such series shall be designated as "Series B Preferred Stock" and the number of shares constituting such series shall be 200,000. Such number of shares may be decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares of Series B Preferred Stock then outstanding or reserved for issuance.

     2. Dividends. The holders of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to holders of the Corporation's Series B Preferred Stock, whether such assets are capital, surplus, or earnings (hereinafter called the "Available Funds"), after the payment of any dividends payable on Series A Preferred Stock, and as and when received by holders of the Common Stock of the Corporation or any other class of stock of the Corporation ranking junior to the Series B Preferred Stock, dividends in an amount equal to the amount of any dividends payable to holders of the Common Stock of the Corporation or any other class of the Corporation ranking junior to Series B Preferred Stock, based on the largest number of full shares of Common Stock into which a holder's shares of Series B Preferred Stock could be converted immediately prior to the record date for the payment of such dividend. No dividend may be declared and paid upon shares of Common Stock or any other class of stock of the Corporation ranking junior to the Series B Preferred Stock unless the Series B Preferred Stock was converted into Common Stock before the record date of such dividend or the date the amount of such dividend is simultaneously paid or deposited into trust for the payment or retirement thereof. Dividends, if any, on Series B Preferred Stock shall not be cumulative, and no declared and unpaid dividend on Series B Preferred Stock shall bear interest.

     3.   Liquidation, Dissolution or Winding Up.

          (a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("Liquidation"), the holders of each share of Series B Preferred Stock shall be entitled to receive out of the Available Funds, as and when any sums shall be paid or any assets distributed among the holders of shares of Common Stock, an amount or value (such amount or value as described immediately below is hereinafter called the "Series B Preference Price") equal to the sums payable to holders of Common Stock of the Corporation, based on the largest number of full shares of Common Stock into which a holder's shares of Series B Preferred Stock could be converted immediately prior to the record date for such distribution (subject to adjustment if the Series B Preferred Stock of the Corporation shall be changed into a different number of shares, whether by recapitalization, reclassification or otherwise, and then and in each such event the holder of shares of Series B Preferred Stock shall have the right thereafter to receive upon Liquidation such same amount aggregately receivable immediately prior to reorganization, reclassification or other change of the number of shares of Series B Preferred Stock apportioned among the number of shares into which such shares of Series B Preferred Stock are changed) plus in each case, any and all declared but unpaid dividends on such shares. If the Available Funds shall be insufficient to permit the payment in full to all holders of the Series B Preferred Stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Series B Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to product derived by multiplying the amount of Available Funds times a fraction, the numerator of which shall be the full amount to which the holders of the Series B Preferred Stock shall be entitled by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to all Preferred Stock of any series and Common Stock then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

     The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase of all or substantially all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purposes of this Section, provided that so long as such transaction does not result in the issuance or creation of any shares of Preferred Stock of the Corporation, or of any successor, except any shares of Preferred Stock that rank junior (as defined elsewhere in these resolutions) to the shares of Series B Preferred Stock as to dividends and as to the distribution of assets upon dissolution, liquidation or winding up. Provided, however, if more than 50% (by value as determined in good faith by the Board of Directors) of the consideration received in such a transaction by holders of the Corporation's Common Stock consists of cash, notes payable in cash or Marketable Stock (as defined below), the transaction will be deemed to be a Liquidation for purposes of this Section. The phrase "all or substantially all" as used in this definition in reference to a class of the Corporation's capital stock means 66% or more of the aggregate outstanding amount. The phrase "all or substantially all" as used in this definition in reference to the property, business or assets of the Corporation shall mean assets of a corporation as are quantitatively vital to the operations of the Corporation and substantially affects the existence and purpose of the Corporation. As used herein, the term "Marketable Stock" means the Corporation's Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation or of the ultimate parent of such successor, which is (or will, upon distribution thereof, be) listed or quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market or the Nasdaq Small Cap Market.

     The holder of any shares of Series B Preferred Stock shall not be entitled to receive any payment of the full balance owed for such shares under this Section until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Series B Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series B Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

     After the Series B Preference Price shall have been paid in full to the holders of the Series B Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series B Preferred Stock and available for such payment, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock and any other class of stock of the Corporation ranking junior to the Series B Preferred Stock, and the holders of shares of the Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

          (b) Property. Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

     4. Series B Preferred Stock Voting Rights. The holders of Series B Preferred Stock shall not have any voting rights if, whether at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been converted into Common Stock. Subject to the foregoing sentence, the Series B Preferred Stock shall have voting rights as follows:

          (a) Voting in General. Except to the extent that requirements of law supersede the limitations on voting rights in the Certificate of Incorporation or these resolutions and as otherwise set forth herein, the shares of Series B Preferred Stock shall be entitled to voted equally with the shares of Common Stock and all other voting shares of any class or series (based on the number of votes that may be granted thereto by their governing documents). Each holder of Series B Preferred Stock shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock and all other shares of stock with general voting rights, as a single class, with respect to any questions upon which holders of Common Stock have the right to vote. Each holder of Series B Preferred Stock shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of Section hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

          (b) Series B Class Voting Rights. From the date on which any shares of Series B Preferred Stock are first issued and so long as any shares of Series B Preferred Stock remain outstanding, the vote or consent of the holders of at least a majority of the shares of Series B Preferred Stock outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation or of these resolutions which would alter or change the powers, preferences, or special rights of the shares of the Series B Preferred Stock so as to affect them adversely, in any material respect; provided, however, that the creation and issuance of any other series of Preferred Stock, whether ranking prior to, junior to or on a parity with the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, or with respect to any other privilege, preference, right or restriction whatsoever, shall not be deemed to adversely affect such powers, preferences, or special rights, and provided, further, that the unanimous vote or consent of the shares of the Series B Preferred Stock outstanding shall be necessary to effect any amendment to these resolutions that would
(A) except as otherwise permitted by Section, increase the Conversion Price; or (B) reduce or eliminate the entitlement to cash dividends, if any, payable on the shares of the Series B Preferred Stock.

     For purposes of these resolutions, any class or classes of stock of the Corporation shall be deemed to rank:

               (A) prior to the Series B Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

               (B) on a parity with the Series B Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or liquidation prices per shares thereof be different from those of the

Series B Preferred Stock, if such stock or series shall be the Series B Preferred Stock or if the holders of such class of stock and the Series B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other; and

               (C) junior to the Series B Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class shall be Common Stock or if holders of the Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of stock of such class.

     5.   Conversion Rights.  The holders of the Series B Preferred Stock
shall not have voluntary conversion rights.    Each share of Series B
Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Rate for the Series B Preferred Stock immediately upon the filing with the Delaware Secretary of State (after the approval by the Board and by the requisite vote of holders of voting stock), of an amendment of the Corporation's Certificate of Incorporation that provides for additional shares of authorized and unissued Common Stock sufficient for conversion of the Series B Preferred Stock then outstanding, and all other then outstanding convertible securities and any other outstanding rights, options and warrants to acquire Common Stock and payment, or declaration and setting aside of a sum sufficient for payment, by the Corporation of all declared but unpaid dividends, if any, on the outstanding Series B Preferred Stock payable in cash or Common Stock (valued at the Common Stock's fair market value), or both.

          (a) General. Subject to and in compliance with the provisions of this Section, all shares of the Series B Preferred Stock shall automatically, be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock, provided, however, that such conversion shall be conditioned upon and subject to the prior approval by the board and the requisite vote of holders of voting stock of an amendment of the Corporation's Certificate of Incorporation that provides for additional shares of authorized and unissued Common Stock at least sufficient for conversion of the Preferred Stock then outstanding or reserved for issuance. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion, subject to the payment of cash in lieu of fractional shares as provided in Section, shall be as provided in Section.

          (b) Conversion Rate. Subject to adjustments as provided elsewhere in this Section 5, the conversion rate per share of Series B Preferred Stock in effect at any time (the "Conversion Rate") shall be the quotient obtained by dividing (a) $25 x (1 + (N/3650)) by (b) the Conversion Price, as provided in Section, where N equals the number of days between (i) the date on which the shares of Series B Preferred Stock were purchased and (ii) the applicable date of conversion for the shares of Series B Preferred Stock for which conversion is being elected.

          (c) Conversion Price. The Conversion Price shall be initially Twenty-Five Cents ($0.25), subject to adjustments as provided elsewhere in this Section 5.

          (d) Mechanics of Conversion. Upon the occurrence of an event specified in Section 5. above, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the certificates. Upon the occurrence of such automatic conversion of Series B Preferred Stock, the holders of Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of whole shares of Common Stock into which the shares surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay the holder in cash in lieu of any fractional share of Common Stock. Upon conversion of any holder after the record date but before the payment date for any dividend, the Corporation shall pay the holder on account of such dividend payment on the payment date notwithstanding prior conversion.

          (e) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of the Series B Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect and in lieu of such fractional shares in an amount equal to the same fraction of the fair market value per share of the Common Stock (as determined in a reasonable good faith manner by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares which are issuable shall be based upon the total number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

          (f)  Adjustments in Certain Customary Events.

               (i) Dividends. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is defined in Section), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section with respect to the rights of the holders of the Series B Preferred Stock.

               (ii) Recapitalization or Reclassification. If the Common Stock of the Corporation shall be changed into the same or different number of shares of any class or classes of


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stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in the Certificate of Incorporation or these resolutions, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in the Certificate of Incorporation or these resolutions), then and in each such event the holder of shares of Series B Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock would have been converted (taking into account all accrued and unpaid dividends and interest with respect to such Series B Preferred Stock) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

               (iii) Merger or Sale of Assets. If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares or Common Stock of the Corporation), or the sale of all or substantially all of the Corporation's properties and assets to any other person followed by a liquidation of the Corporation, then, as a part of such transaction, provision shall be made so that each holder of a share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property of the Corporation, or of the successor corporation resulting from such merger or consolidation, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which such share of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Corporation is not an entity with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "constituent entity"), or an affiliate of a constituent entity. If necessary in any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Series B Preferred Stock after such transaction to the end that the provisions of this Section (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event in a manner corresponding as nearly as may be practicable in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

               (iv) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Conversion Rate or Conversion Price, the Corporation will furnish each holder of Series B Preferred Stock with a certificate, executed by its chief executive officer and its chief financial officer showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. The Corporation in any such instance may, and in every instance upon the request of the holders of a majority of the Series B Preferred Stock the Corporation will, cause its independent public accountants to confirm the accuracy of such adjustment or readjustment. Any adjustment so confirmed shall be for all purposes hereof conclusively be deemed to be an appropriate adjustment.

          (g) Transfer Taxes. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (h) Shares To Be Validly Issued, etc. The Corporation covenants that all shares of Common Stock which may be issued upon conversions of shares of Series B Preferred Stock will upon issue be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

          (i) Partial Conversion. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.

          (j) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6. Redemption. The shares of Series B Preferred Stock are not redeemable as a matter of right of the Corporation or the holder.

     7. No Reissuance of the Series B Preferred Stock. No share or shares of the Series B Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock accordingly.

     8. Notices of Record Dates. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or to receive any other right, or any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.

     9. Common Stock. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation, Preferences and Rights of Series B Preferred Stock to be duly executed by its Chairman of the Board, President, Chief Executive Officer and Secretary and who has duly attested and has caused its corporate seal to be affixed hereto this 11th day of September, 1996.

                                       APPLIED DATA COMMUNICATIONS, INC.


                                       By:  /s/ Walter J. ("Pat") Kane
                                          ------------------------------------
                                          Walter J. ("Pat") Kane, Chairman of
                                          the Board, President, Chief Executive
                                          Officer and Secretary


(Corporate Seal)